UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-15991	58-2189551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No)

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 251-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 13, 2006, the registrant, AirTran Holdings, Inc. (NYSE:AAI) announced that it has made a proposal with respect to a business combination transaction with Midwest Air Group, Inc. (ASE:MEH), the parent company of Midwest Airlines, Inc. On December 13, 2006, the Company also held a conference call/webcast to discuss its proposal with respect to the acquisition of Midwest, and a rebroadcast of this webcast presentation may be located on AirTran’s website at http://investor.airtran.com. A transcript of the conference call/webcast is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company has posted two sets of Frequently Asked Questions (“FAQs”) regarding the proposed Midwest transaction on its website at www.airtran.com/midwest. The first of these FAQs addresses general questions the Company’s customers might have regarding its proposal for a business combination with Midwest, and it is attached as Exhibit 99.2 and is incorporated herein by reference. The second set of FAQs is addressed to employees of the Company and discusses how such a business combination might affect them. It is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Transcript of AirTran conference call/webcast on call on December 13, 2006

99.2	Frequently Asked Questions for AirTran customers

99.3	Frequently Asked Questions for AirTran employees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: December 14, 2006	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

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Exhibit Index

99.1	Transcript of AirTran conference call/webcast on call on December 13, 2006

99.2	Frequently Asked Questions for AirTran customers

99.3	Frequently Asked Questions for AirTran employees

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